Exhibit 107

Calculation of Filing Fee Table

F-3ASR, 424(b)(7)

(Form Type)

Celestica Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly-Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Subordinate Voting Shares, without par value	415(a)(6)	6,757,198 (2), (3)		$137,593,444.28 (2)			F-3ASR	File No. 333-241513	August 6, 2020 (3)	$15,162.80 (3)
	Total Offering Amounts					$137,593,444.28		(3)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fees Due							$0

(1)	The Prospectus Supplement to which this exhibit is attached (“Prospectus Supplement”) relates to the resale or other distribution by the Selling Stockholder named therein of 6,757,198 Subordinate Voting Shares, as well as such additional Subordinate Voting Shares as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low price per share of the Registrant’s Subordinate Voting Shares as reported on the New York Stock Exchange on July 28, 2023 ($20.3625). As described in footnote (3) below, the Subordinate Voting Shares offered under the Prospectus Supplement represent a portion of a total of $2,710,944,308 of unsold securities that have been previously registered. The Maximum Aggregate Offering Price for such Subordinate Voting Shares is $137,593,444.28 and the Prospectus Supplement is a final prospectus for purposes of the offering of such Subordinate Voting Shares thereunder.
(3)

The Registrant filed a Registration Statement on Form F-3ASR (File No. 333-273467) with the SEC on July 27, 2023 (“2023 Registration Statement”), of which the Prospectus Supplement forms a part. Pursuant to Rule 415(a)(6) of the Securities Act, the 2023 Registration Statement includes and carries forward $2,710,944,308 of unsold Subordinate Voting Shares, preference shares, debt securities and warrants to purchase Subordinate Voting Shares, preference shares, debt securities or other securities (collectively, “Unsold Securities”) that were previously registered by the Registrant pursuant to its registration statement on Form F-3ASR (File No. 333-241513) filed on August 6, 2020 (“2020 Registration Statement”); $663,273.84 in aggregate unutilized filing fees have already been paid in connection with such Unsold Securities (“Unutilized Fees”), were carried forward into the 2023 Registration Statement, and will continue to be applied to such Unsold Securities, including with respect to the 6,757,198 Subordinate Voting Shares covered by the Prospectus Supplement. Accordingly, no filing fee is due with respect to the $137,593,444.28 aggregate offering price of the Subordinate Voting Shares covered by the Prospectus Supplement, representing $15,162.80 (based on the filing fee rate in effect on the date of the Prospectus Supplement) of a total of $663,273.84 of Unutilized Fees previously paid in respect of the Unsold Securities. Remaining Unutilized Fees of $648,111.04 will continue to be applicable to Unsold Securities under the 2023 Registration Statement. In reliance on and in accordance with Rule 456(b) and 457(r) of the Securities Act, the Registrant will pay any further required registration fees subsequently in advance or on a pay-as-you-go basis.

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in the 2023 Registration Statement.